SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 22, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2007, NeoMedia Technologies, Inc., a Delaware corporation (“NeoMedia”), approved the Executive Services Agreement with Tatum, LLC (the “Agreement”) pursuant to which Mr. Frank Pazera, 46, was hired as NeoMedia’s Chief Financial Officer. Mr. Pazera replaces Scott Womble, who has been Interim Chief Financial Officer since June 22, 2007.

Mr. Pazera, a partner in the Atlanta office of Tatum LLC, the largest executive services firm in the United States., has held CFO positions in both publicly traded and privately held technology companies. Mr. Pazera began his career at Arthur Andersen & Co. More recently, Mr. Pazera was Interim Chief Executive Officer of Covista Communications, Inc. where he also previously served as Chief Financial Officer and Treasurer. Mr. Pazera has also held Senior Financial Executive positions at Airgate PCS, Inc., Network One, MCI Telecommunications and Turner Broadcasting, among others. Mr. Pazera holds a BBA in Accounting from the University of Wisconsin, Milwaukee and an MBA from the Goizueta Business School at Emory University, Atlanta.

The Agreement is attached hereto as Exhibit 10.1. On October 19, 2007, NeoMedia issued a press release with respect to this appointment, attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits No. Description:

Exhibit No.	Item	Location

Exhibit 10.1	Executive Services Contract, executed October 15, 2007, between NeoMedia and Tatum, LLC	Provided herewith

Exhibit 10.2	Press release dated October 19, 2007	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2007	NEOMEDIA TECHNOLGIES, INC.

By: /s/ William Hoffman
Name: William Hoffman
Its: Chief Executive Officer